Exhibit 99.1

NEWS RELEASE

Global Power • 400 E Las Colinas Blvd., Suite 400 • Irving, TX 75039

FOR IMMEDIATE RELEASE

Global Power Reports on Delay in Schedule for Financial Reporting

Required to segregate Product Solutions into two reporting segments

IRVING, Texas, February 24, 2017 — Global Power Equipment Group Inc. (OTC: GLPW) (“Global Power” or the “Company”) reported today that, after consultation with its auditors, it has determined that its Mechanical Solutions and Electrical Solutions segments do not meet the required criteria to be aggregated into the Product Solutions reportable segment.

The Company will be reporting the following three segments:

•                  Services focuses on providing nuclear maintenance, construction and specialty services to the nuclear utility industry and also provides maintenance, modification and construction services to the industrial market, pulp and paper, and fossil fuel utility businesses.

•                  Mechanical Solutions designs, engineers and manufactures a comprehensive portfolio of equipment for utility-scale natural gas turbines.  Its focus is on filter houses, inlet and exhaust systems, diverter dampers, selective catalytic reduction systems (commonly referred to as “SCR”), auxiliary control skids and enclosures, expansion joints, air filtration elements, retrofit and upgrade solutions.

•                  Electrical Solutions focuses on custom engineering and manufacturing of integrated control house systems, engine generator packages and enclosures, industrial tanks and custom-engineered equipment skids for the energy, oil and gas, digital data storage and electrical industries.

As a result of the change in its reporting structure and final revisions to the document, Global Power will not be able to report its 2015 financial results and audited restated 2013 and 2014 financials in February 2017, as previously planned.  The Company believes it will be able to make the necessary changes and file its Annual Report on Form 10-K for 2015 (the “2015 10-K”) with the U.S. Securities and Exchange Commission within the next few weeks.  Changes related to the reporting of three segments will need to be carried throughout the 2015 10-K including the annual financial statements and related information for 2015, 2014 and 2013 in addition to the quarterly and year-to-date financial statements and related information for the first three quarters of 2015 and 2014.

Global Power plans to provide sufficient notice regarding the scheduling of a teleconference for investors and analysts prior to the filing of the 2015 10K and financial results news release.

The Company also no longer expects to report its 2016 financial results and become current with its financial reporting obligations by the end of March 2017 because of the further delay in the preparation of the 2015 10-K.  Global Power expects to provide an update regarding its expected timing for the reporting of its financial results for 2016 when it reports 2015 financial results.

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Global Power Reports on Delay in Schedule for Financial Reporting

February 24, 2017

About Global Power

Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global power infrastructure, energy and process industries.  The Company reports in three operating segments:  The Mechanical Solutions segment (formerly Auxiliary Products) designs, engineers and manufactures a comprehensive portfolio of equipment for utility-scale natural gas turbines.  The Electrical Solutions segment provides custom-configured electrical houses and generator enclosures for a variety of industries.  The Services segment provides lifecycle maintenance, repair, on-site specialty support, outage management, construction and fabrication services for the power generation, industrial, chemical/petrochemical processing, and oil and gas industries.  The Company provides information at its website: www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include statements or expectations regarding the timing and the Company’s ability to file its restated historical financial information, 2015 financials and 2016 quarterly reports, regain SEC reporting compliance, identify new sources of debt financing, and related matters.  These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties.  Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements.  Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, including competitors being awarded business by our customers that had previously been provided by Global Power, shortages in, or increases in prices for, energy and materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, volatility of our stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy.

In addition, more information may arise during the course of the Company’s previously-announced ongoing accounting review of its previously issued financial statements that would require the Company to make additional adjustments or revisions or to restate further such financial statements.  The time required to complete the financial statements and accounting review may cause our results to differ materially from those described in the forward-looking statements.  Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the SEC, including the section of our Annual Report on Form 10-K filed with the SEC on March 9, 2015 titled “Risk Factors.”  Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Investor Relations Contact:

Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

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